F25


                        EASTERN GENERAL INSURANCE COMPANY LIMITED

                                  PROFIT & LOSS ACCOUNT
                            For the period ended December 1997


                                NO INTEREST NO TAX BASIS


      PROFIT AND LOSS APPROPRIATION ACCOUNT FOR THE PERIOD ENDED 31ST DEC 1997



                             N/A. Please refer to P&L Account


MUNIFF ZIAUDDIN & Co    Commander H. Aftab    Mrs. R. Husain      Faisal Aftab
Chartered Accounts          CHAIRMAN        MANAGING DIRECTOR        DIRECTOR
                                                                 & VICE CHAIRMAN



Karachi April 27, 1998


CORPORATE SEAL


/S/ Commander H. Aftab
          CHAIRMAN